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                                                                   EXHIBIT 10.10


               AMENDMENT TO EMPLOYMENT AGREEMENT (DATED 2/28/96)
                          EFFECTIVE SEPTEMBER 18, 1996


     This shall serve as an Amendment to CURTIS A. BARRATT'S Employment Agreement dated February 28, 1996. This document is hereby amended to reflect the following changes to sections 3 and 5 of the Agreement:

3.   DUTIES

     The Employee shall be Senior Vice President and Chief Technical Officer with responsibility for the Company's Manufacturing Operations function, and particular duties and power in such capacity as may be determined from time to time by the President of Corporation, provided, however, such duties and powers shall be consistent with the position of an executive employee of a Florida business corporation. In the performance of his duties the Employer shall make available to the Employee, offices, secretarial and other support as necessary, facilities and amenities commensurate with his position and duties. Except with the written consent of Employee, his principal office in performing his duties hereunder shall be situated at Corporation's headquarters in St. Petersburg, Florida.


5.   COMPENSATION

     5.1 a base annual salary, payable in weekly or bi-weekly installments, in the amount of $125,000.
     5.2 an annual bonus based on 2.5% of fiscal year net earnings not to exceed $75,000, to be paid on a quarterly basis and reconciled at year end.
     5.3 reimbursement for reasonable car-related expenses including fuel and oil, but not maintenance or repair items.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                           FOR PLASMA-THERM, INC.


                                           /s/ Ronald S. Deferrari
                                           ------------------------------------
                                           Ronald S. Deferrari,
                                           President and Chief Operating Officer
EMPLOYEE


/s/ Curtis A. Barratt
---------------------
Curtis A. Barratt